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                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      July 13, 1998
                                                ----------------------

                               GRADCO SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


        Nevada                   0-12829              95-3342977
------------------------      ------------         -------------------
(State of Incorporation)      (Commission          (IRS Employer
                              File Number)         Identification No.)



           3753 Howard Hughes Pkwy, Ste 200, Las Vegas, Nevada 89109
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                    (Address of principal executive offices)



Registrant's Telephone Number (including area code)  (702) 892-3714
                                                   ------------------

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Item 5.       DECISION RENDERED BY DISTRICT COURT.
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     On July 13, 1998, Gradco Systems, Inc. (the "Company") announced that a decision was rendered on that day by the Federal District Court in Connecticut with respect to the lawsuit filed by John C. Hamma ("Hamma") against the Company. A jury verdict in favor of Hamma on liability was rendered in June 1995.

     The Court, in response to the motion filed by the Company in August 1995 seeking the reversal of the jury verdict in favor of Hamma, sustained the jury verdict on all issues other than a RICO claim against Keith Stewart and denied the Company's motion for a new trial.

     The Court has not yet ruled on the proper measure of damages, which ruling the Company believes is necessary before discovery and trial on the issue of damages can take place. After a trial for damages, the Company will have a right of appeal to the Circuit Court for the Second Circuit where it intends to vigorously seek to overturn all adverse rulings of the District Court.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GRADCO SYSTEMS, INC.



Dated:  July 22, 1998              By: /s/ Martin E. Tash
                                      ------------------------------
                                      Name: Martin E. Tash
                                      Title: Chairman of the Board,
                                        President and Chief Executive
                                        Officer




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